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                                                                    EXHIBIT 10.9

                            SECOND AMENDMENT TO LEASE

            THIS SECOND AMENDMENT (hereinafter referred to as the "AGREEMENT" or the "Amendment") is made as of the 28th day of December, 1999 between 450 WESTSIDE PARTNERS, LLC, a Delaware limited liability company having an office at 230 Park Avenue, New York, New York 10169, successor in interest to John Hancock Mutual Insurance Company (hereinafter referred to as "HANCOCK"), (hereinafter referred to as "LANDLORD") and DOUBLECLICK, INC., a Delaware corporation, having an office at 450 West 33`d Street, New York, New York 10001 (hereinafter referred to as "TENANT").

                              W I T N E S S E T H:

            WHEREAS, pursuant to a certain Agreement of Lease dated as of January 26, 1999 between Hancock and Tenant, as amended by an Amendment to Lease and letter agreement, each made as of January 26, 1999, as further modified by letter agreement dated June 8, 1999, and letters dated June 18, 1999, June 29, 1999 and July 12, 1999 (hereinafter collectively referred to as the "LEASE"), Tenant is the tenant of certain premises consisting of space on the sixteenth
(16th) floor, loading bay #21 and freight elevator #F-8 and the area on the east and west sides of the rooftop/set back outside the windowed portions of the 16th floor (hereinafter collectively referred to as the "16TH PREMISES") and the twelfth (12th) floor, loading bay # 18 and freight elevator # F-13 (hereinafter collectively referred to as the "12TH PREMISES") in the building located at 450 West 33rd Street, New York, New York (hereinafter referred to as the "BUILDING") (the 16th Premises and the 12th Premises are hereinafter collectively referred to as the "EXISTING PREMISES"); and

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            WHEREAS, Landlord and Tenant desire to extend the term of the Lease with respect to the Existing Premises and to add to the Existing Premises additional space on the fourteenth (140 floor (hereinafter referred to as the "14TH PREMISES") and the fifteenth (15TH) floor, loading bay #22 and freight elevator # F-7 (hereinafter collectively referred to as the "15TH PREMISES") of the Building which the parties hereto agree that the 14th Premises and the 15th Premises shall each be deemed to consist of approximately 104,562 rentable square feet (the 14th Premises and the 15th Premises are collectively hereinafter referred to as the "ADDITIONAL PREMISES") on the terms and conditions hereinafter set forth.

            NOW THEREFORE, for and in consideration of the rental payments to be made hereunder by Tenant to Landlord and the mutual consideration hereinafter set forth, Landlord and Tenant now desire to amend the Lease upon the terms and conditions as follows (all capitalized terms used herein (but not otherwise defined herein and which are defined in the Lease) shall have the meanings ascribed to such terms in the Lease unless otherwise expressly set forth herein):

            FIRST: Landlord and Tenant hereby agree that the Lease is hereby, extended to and shall end at noon of the last day of the calendar month in which occurs the day. preceding the fifteenth (15th) anniversary of the Commencement Date (as hereafter defined), which ending date is hereinafter referred to as the "EXPIRATION DATE", or shall end on such earlier date: upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of the Lease, this Amendment or pursuant to law.

            SECOND: (a) (a) Effective upon the date a fully executed copy of this Amendment is delivered by Landlord to Tenant (hereinafter referred to as the "COMMENCEMENT DATE"), Landlord shall deliver possession to Tenant of a portion of the 14th Premises consisting

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of approximately 51,959 rentable square feet (hereinafter referred to as the
"UNIT A PREMISES") as shown on the floor plan annexed hereto as Exhibit A, and the Unit A Premises shall be deemed to be part of the Existing Premises as set forth herein from such Commencement Date through and including the Expiration Date (including any renewals thereof pursuant to Article 53 of the Lease).

                  (b) Effective upon the date (hereinafter referred to as the "UNIT B COMMENCEMENT DATE") upon which broom clean possession of the Unit B Premises (as hereafter defined) is available to Tenant and Landlord has given five (5) days' prior written notice thereof to Tenant (which notice, notwithstanding anything in the Lease or herein to the contrary, may be sent by hand delivery), a portion of the 14th Premises consisting of approximately 19,989 rentable square feet (hereinafter referred to as the "UNIT B PREMISES") as shown on the floor plan annexed hereto as Exhibit B shall be deemed to be part of the Existing Premises as set forth herein through and including the Expiration Date (including any renewals thereof pursuant to Article 53 of the Lease). Notwithstanding anything hereinabove or in this Agreement: to the contrary, in the event that the Unit B Commencement Date has not occurred by April 1, 2000, Tenant shall be entitled to a fixed rent abatement (in addition to any other abatement of rent to which Tenant is entitled hereunder or under the Lease) of a/z day's fixed rent otherwise payable with respect to the Unit
B Premises for each day beyond April 1, 2000 that the Unit B Commencement Date fails to occur. In the event that the Unit B Commencement Date has not occurred by June 1, 2000, Tenant shall be entitled to a fixed rent abatement (in addition to any other abatement of rent to which Tenant is entitled hereunder or under the Lease) of one (1) day's fixed rent otherwise payable with respect to the Unit B Premises for each day beyond June 1, 2000 that the Unit B Commencement Date fails to occur. The foregoing shall be

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Tenant's sole remedy for the failure of the Unit B Commencement Date to occur by the dates set forth in this paragraph (b).

            (c) Effective upon the date (hereinafter referred to as the "UNIT C COMMENCEMENT DATE") upon which broom clean possession of the Unit C Premises (as hereafter defined) is available to Tenant and Landlord has given five (5) days' prior written notice thereof to Tenant (which notice, notwithstanding any in the Lease or herein to the contrary, may be sent by hand delivery), a portion of the 14th Premises consisting of approximately 32,614 rentable square feet (hereinafter referred to as the "UNIT C PREMISES") as shown on the floor plan annexed hereto as Exhibit C shall be deemed to be part of the Existing Premises as set forth herein through and including the Expiration Date (including any renewals thereof pursuant to Article 53 of the Lease). Any portion of the common area contained in the 14th Premises not otherwise demised to Tenant on each of the Unit A Commencement Date, the Unit B Commencement Date and/or the Unit C Commencement Date shall, upon the Unit C Commencement Date, be deemed to be part of the Existing Premises as set forth herein through and including the Expiration Date (including any renewals thereof pursuant to Article 53 of the Lease). Notwithstanding anything hereinabove or in this Agreement to the contrary, in the event that the Unit C Commencement Date has not occurred by January 1, 2004, Tenant shall be entitled to a fixed rent abatement (in addition to any other abatement of rent to which Tenant is entitled hereunder or under the Lease) of a 1/2 day's fixed rent otherwise payable with respect to the Unit C Premises for each day beyond January 1, 2004 that the Unit C Commencement Date fails to occur. In the event that the Unit C Commencement Date has not occurred by March 1, 2004, Tenant shall be entitled to a fixed rent abatement (in addition to any other abatement of rent to which Tenant is entitled hereunder or under the Lease) of one (1) day's fixed rent

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otherwise payable with respect to the Unit C Premises for each day beyond March
1, 2004 that the Unit C Commencement Date fails to occur. The foregoing shall be Tenant's sole remedy for the failure of the Unit C Commencement Date to occur by the dates set forth in this paragraph (c).

            (d) Subject to the provisions of Article Fifth hereof, effective upon the date (hereinafter referred to as the "15TH PREMISES COMMENCEMENT DATE") upon which broom-clean possession of the 15th Premises is available to Tenant and Landlord has given five (5) days' prior written notice thereof to Tenant (which notice, notwithstanding anything in the Lease or herein to the contrary, may be sent by hand delivery), the 15th Premises as shown on the floor plan annexed hereto as Exhibit D shall be deemed to be part of the Existing Premises as set forth herein through and including the Expiration Date (including any renewals thereof pursuant to Article 53 of the Lease). Notwithstanding anything hereinabove or in this Agreement to the contrary, in the event that the 15th Premises Commencement Date has not occurred by July 1, 2003, Tenant shall be entitled to a fixed rent abatement (in addition to any other abatement of rent to which Tenant is entitled hereunder or under the Lease) of a %2 day's fixed rent otherwise payable with respect to the 15th Premises for each day beyond July 1, 2003 that the 15th Premises Commencement Date fails to occur. In the event that the 15th Premises Commencement Date has not occurred by September 1, 2003, Tenant shall be entitled to a fixed rent abatement (in addition to any other abatement of rent to which Tenant is entitled hereunder or under the Lease) of one (1) day's fixed rent otherwise payable with respect to the 15th Premises for each day beyond September 1, 2003 that the 15th Premises Commencement Date fails to occur. Notwithstanding anything hereinabove to the contrary, the parties agree that the 15th Premises Commencement Date shall not occur prior to January 1, 2003.

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            (e) Except as otherwise provided in this Agreement, whenever in the
Lease reference is made to the "demised premises", "leased premises" or a similar phrase, from and after each of the Commencement Date, the Unit B Commencement Date, the Unit C Commencement Date, and the 15th Premises Commencement Date, such phrases shall be deemed to include each of the Unit A Premises, the Unit B Premises, the Unit C Premises, and the 15th Premises, respectively, and, except as otherwise expressly set forth herein or in the Lease, all the terms, covenants, and conditions of the Lease shall apply to the aggregate of the Existing Premises and the Unit A Premises, the Unit B Premises, the Unit C Premises, and the 15th Premises on each of the Commencement Date, the Unit B Commencement Date, the Unit C Commencement Date, and the 15th Premises Commencement Date, respectively. For purposes of the Unit A Premises, the Unit B Premises, the Unit C Premises, and the 15th Premises only, the terms "Commencement Date", "on the date of this lease", "on the date hereof' or any such similar terms used in the Lease or in this Agreement shall mean the Commencement Date, the Unit B Commencement Date, the Unit C Commencement Date, and the 15th Premises Commencement Date, as applicable.

            THIRD: As same is applicable only to the Existing Premises and continuing thereafter through the Expiration Date, the Lease shall be deemed modified as follows: ,

            (A) Section 38(A)

                  (1) The amount of fixed rent for the 16th Premises provided in
Section 38(A)(1)(i) of the Lease shall be ONE MILLION SIX HUNDRED ELEVEN THOUSAND FIVE HUNDRED FIFTY-TWO AND 00/100ths DOLLARS ($1,611,552.00) ($134,296.00 per month) and the phrase "the day immediately preceding the fifth
(5th) anniversary of the Rent

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                  Commencement Date" shall be deemed deleted therefrom and the phrase "December 31, 2004" shall be deemed substituted in lieu thereof.

                  (2) The amount of fixed rent for the 16th Premises provided in
Section 38(A)(1)(ii) of the Lease shall be ONE MILLION SEVEN HUNDRED SIXTY-TWO THOUSAND SIX HUNDRED THIRTY-FIVE AND 00/100ths DOLLARS ($1,762,635.00) ($146,886.25 per month) and the phrase "the fifth (5th) anniversary of the Rent Commencement Date until the expiration of the term" shall be deemed deleted therefrom and the phrase "January 1, 2005 through and including December 31, 2009" shall be deemed substituted in lieu thereof.

                  (3) The following shall be inserted in Article 38 of the Lease as Section 38(A)(1)(iii) as fixed rent for the 16th Premises:

            "(iii) ONE MILLION NINE HUNDRED THIRTEEN THOUSAND SEVEN HUNDRED EIGHTEEN AND 00/100ths DOLLARS ($1,913,718.00) ($159,476.50 per
            month) for the period from January 1, 2010 and continuing thereafter throughout the remainder of the term of this lease."

                  (4) The amount of fixced rent for the 12'" Premises provided in Section 38(A)(1)(i) of the Lease shall be THREE MILLION TWO HUNDRED THREE THOUSAND SEVEN HUNDRED TWELVE AND 00/100ths DOLLARS ($3,203,712.00) ($266,976.00 per month) and the phrase "the day immediately preceding the fifth (5th) anniversary of the Commencement Date" shall be deemed deleted therefrom and the phrase "December 31, 2004" shall be deemed substituted in lieu thereof.

                  (5) The amount of fixed rent for the 12th Premises provided in
Section 38(A)(1)(ii) of the Lease shall be THREE MILLION FIVE HUNDRED FOUR THOUSAND SIXTY AND 00/100ths DOLLARS ($3,504,060.00) ($292,005.00 per month) and the phrase "the fifth (5th) anniversary of the Commencement Date until the expiration of the term" shall be

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deemed deleted therefrom and the phrase "January 1, 2005 through and including
December 31, 2009" shall be deemed substituted in lieu thereof.

                  (6) The following shall be inserted in Article 38 of the Lease as Section 38(A)(1)(iii) as fixed rent for the 12th Premises:

            "(iii) THREE MILLION EIGHT HUNDRED FOUR THOUSAND FOUR HUNDRED EIGHT AND 00/100ths DOLLARS ($3,804,408.00) ($317,034.00 per month) for the period from January 1, 2010 and continuing thereafter throughout the remainder of the term of this lease."

            (B) Article 42

                  The Base Tax Year set forth in Section 42(A)(iv) of the Lease for the 16th Premises shall be the fiscal year July 1, 1999 to June 30, 2000.

            (C) Article 43

                  (1) The Expense Base Year set forth in Section 43(A)(5) of the Lease for the 16th Premises shall be the calendar year 1999.

                  (2) The date "January 1, 1999" set forth in Section 43(B) of the Lease for the 16th Premises shall be "January 1, 2000".

(D) Exhibit D

                  (1) The amounts "$28.75" and "$31.75" in Exhibit D with respect to the 16th Premises shall be changed to "$32.00" and "$35.00", respectively, the phrases "the day immediately preceding 5th anniversary of Rent Commencement Date", "5th anniversary of Rent Commencement Date" and "the expiration of initial term" shall be deemed changed to "December 31, 20'04", "January 1, 2005" and "December 31, 2009", respectively.

                  (2) The amounts "$31.50" and "$34.00" in Exhibit D with respect to the 12th Premises shall be changed to "$32.00" and "$35.00", respectively, the phrases "the day immediately preceding 5th anniversary of Commencement Date", "5th anniversary of

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Commencement Date" and "the expiration of initial term" shall be deemed changed to "December 31, 2004", "January 1, 2005" and "December 31, 2009", respectively.

                  (3) The following shall be added to Exhibit D with respect to the Existing Premises:

            "January 1, 2010 to the expiration of the initial term shall be $38.00 per rentable square foot."

            FOURTH: As same is applicable only to the Additional Premises, effective upon the Commencement Date and continuing through the Expiration Date, the Lease shall be deemed modified as follows:

            (A) Rule and Regulation #3

            Reference to loading bay #21 and freight elevator # F-8 in Insert 44 of the Text to Numbered Insertions shall be deemed a reference to loading bay #22 and freight elevator # F-7.

            (B) Section 38 (A)(1)

                  (1) The amount of fixed rent for the Unit A Premises shall be ONE MILLION SIX HUNDRED SIXTY-TWO THOUSAND SIX HUNDRED EIGHTY-EIGHT AND 00/100ths DOLLARS ($1,662,688.00) ($138,557.33 per month) from the Commencement Date through and including December 31, 2004.

                  (2) The amount of fixed rent for the Unit B Premises shall be SIX HUNDRED THIRTY-NINE THOUSAND SIX HUNDRED FORTY-EIGHT AND 00/100ths DOLLARS ($639,648.00) ($53,304.00 per month) from the Unit B Commencement Date through and including December 31, 2004.

                  (3) The amount of fixed rent for the Unit C Premises shall be ONE MILLION FORTY-THREE THOUSAND SIX HUNDRED FORTY-EIGHT AND 00/100ths

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DOLLARS ($1,043,648.00) ($86,970.67 per month) from the Unit C Commencement Date through and including December 31, 2004.

                  (4) The amount of fixed rent for the 15th Premises shall be THREE MILLION THREE HUNDRED FORTY-FIVE THOUSAND NINE HUNDRED EIGHTY-FOUR AND 00/100ths DOLLARS ($3,345,984.00) ($278,832.00 per month) (hereinafter referred to as the "Initial 15th Rent") plus an amount equal to the product of (i) the Initial 15th Rent and (ii) the percentage, if any, by which the "Price Index" (as hereafter defined) on the 15th Premises Commencement Date exceeds the "Base Price Index" (as hereafter defined) from the 15th Premises Commencement Date through and including December 31, 2004.

                  (5) The amount of fixed rent for the 14th Premises shall be THREE MILLION SIX HUNDRED FIFTY-NINE THOUSAND SIX HUNDRED SEVENTY AND 00/100ths DOLLARS ($3,659,670.00) ($304,972.50 per month) from January 1, 2005 through and including December 31, 2009.

                  (6) The amount of fixed rent for the 15th Premises shall be THREE MILLION SIX HUNDRED FIFTY-NINE THOUSAND SIX HUNDRED SEVENTY AND 00/100ths DOLLARS ($3,659,670.00) ($304,972.50 per month) (hereinafter referred to as the "Second 15th Rent") plus an amount equal to the product of (i) the Second 15th Rent and (ii) the percentage, if any, by which the Price Index on January 1, 2005 exceeds the Base Price Index from January 1, 2005 through and including December 31, 2009.

                  (7) The following shall be inserted in Article 38 of the Lease as Section 38(A)(1)(iii) as fixed rent for the 14th Premises:

            "(iii) THREE MILLION NINE HUNDRED SEVENTY-THREE THOUSAND THREE HUNDRED FIFTY-SIX AND 00/100ths DOLLARS ($3,973,356.00) ($331,113.00
            per month) for the

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            period from January 1, 2010 and continuing thereafter throughout the remainder of the term of the lease."

                  (8) The following shall be inserted in Article 38 of the Lease as Section 38(A)(1)(iii) as fixed rent for the 15th Premises:

            "(iii) THREE MILLION NINE HUNDRED SEVENTY-THREE THOUSAND THREE HUNDRED FIFTY-SIX AND 00/100ths DOLLARS ($3,973,356.00) ($331,113.00
            per month) (hereinafter referred to as the "Third 15" Rent") plus an amount equal to the product of (x) the Third 15th Rent and (y) the percentage, if any, by which the Price Index on January 1, 2010 exceeds the Base Price Index for the period from January 1, 2010 and continuing thereafter throughout the remainder of the term of the lease."

            (C) Section 38(A)(2)

            (1) For purposes of making certain determinations as to the fixed rent payable for the 15" Premises, the following terms shall have the follow meanings:

                  (i) "PRICE INDEX" shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y.-Northeastern NJ Area, All Items (1982-84=100), or any successor index thereto, appropriately adjusted. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall in good faith agree upon in writing shall be substituted for the Consumer Price Index. If Landlord and Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration

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Association or any successor organization for determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration.

                  (ii) "BASE PRICE INDEX" shall mean the Price Index in effect on the date of this Second Amendment.

            (2) Promptly after the Price Indexes for the 15th Premises Commencement Date, January 1, 2005 and January l, 2010, respectively, are established, Landlord shall send a written notice to Tenant setting forth: (i) the Price Index in effect on each of such dates; (ii) the Base Price Index;
(iii) the percentage, if any, by which the Price Index in effect on each such respective date exceeds the Base Index; and (iv) the amount of fixed rent payable with respect to the 15th Premises as provided in Article Fourth (B)(4),
(5) and (8) hereto. Each notice furnished under this Section (2) is hereinafter called a "CPI NOTICE". Every CPI Notice given by Landlord shall be conclusive and binding upon Tenant unless Tenant shall notify Landlord within thirty (30) days after its receipt of such notice that it disputes the correctness of the computations made thereon, specifying the particular respects in which such computations are claimed to be incorrect. Pending the resolution of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such disputed CPI Notice, pay fixed rent for the 15th Premises due in accordance therewith, but such payment shall be without prejudice to Tenant's position. If the dispute shall be resolved in Tenant's favor, Landlord shall, within fifteen (15) days of such determination, pay Tenant the amount of Tenant's overpayment of rents, if any, resulting from compliance with the disputed CPI Notice.

                  (3) Notwithstanding anything contained in this Section (C) to the contrary, in no event shall the fixed rent payable by Tenant with respect to the 15th Premises be less than the numerically stated amount of fixed rent payable by Tenant with respect to the 15th

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Premises pursuant to the provisions of Article Fourth (B)(4), (5) and (8) hereto and, pending its receipt of a CPI Notice for any period for which such fixed rent is due, Tenant shall continue to pay fixed rent with respect to the 15th Premises in an amount equal to the numerically stated amount of fixed rent payable for the period in question and, if any additional amount is due to Landlord, Tenant shall pay such additional amount with the next installment of fixed rent due under the Lease, as hereby amended.

                  (4) Landlord's failure to prepare and deliver the CPI notice, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender any rights to collect any of the increases in fixed rent that may have become due during the term of the Lease, as hereby amended.

            (D) Section 38(E)

            Notwithstanding anything contained herein or in the Lease to the contrary and with respect only to the Additional Premises and the fixed rent due with respect thereto, provided that no monetary default or no non-monetary material default on the part of Tenant shall have occurred and be continuing during the periods for which the following credits are to be applied (provided further that Tenant shall be entitled to be reimbursed by Landlord for any fixed rent or additional rent paid by Tenant during such periods for which Tenant would otherwise have been entitled to receive such credit upon Tenant's cure of such monetary default or such non-monetary material default), Tenant shall have no obligation to pay (1) with respect to the Unit A Premises, fixed rent for the period from the Commencement Date through and including the day next preceding the first (1st) anniversary of the Commencement Date, (2) with respect to the Unit B Premises, fixed rent for the period beginning on the Unit B Commencement Date and which ends on the later of (a) eight (8) months from the Unit B Commencement Date or (b) December 1,

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2000, (3) with respect to the Unit C Premises, the first eight (8) full monthly installments of fixed rent from the Unit C Commencement Date, and (4) with respect to the 15th Premises, the first twelve (12) full monthly installments of fixed rent from the 15th Premises Commencement Date.

            (E) Section 39(E)

                  (1) The phrase "as a credit against Landlord's Work Contribution (as hereafter defined)" shall be deemed deleted therefrom and the phrase "at Tenant's sole cost and expense" shall be deemed substituted in lieu thereof.

                  (2) The amounts "$50,361.00", "$125,902.50" and "$25,180.50"
and the phrase "the 12e day" as set forth in Section 39(E) of the Lease with respect to the 16th floor, shall be modified with respect to the Additional Premises only as follows:

                        (i) On the Commencement Date, "$51,959.00",
"$129,897.50", "$25,979.50", and "the 90th day", respectively.

                        (ii) On the Unit B Commencement Date, "$19,989.00", "$49,972.50", "$9,994.50", and "the 90th day", respectively.

                        (iii) On the Unit C Commencement Date, "$32,614.00", "$81,535.00", "$16,307.00", and "the Unit C Commencement Date", respectively.

                        (iv) On the 15th Premises Commencement Date,
"$104,562.00", "$261,405.00", "$52,281.00", and "the 15th Premises Commencement
Date", respectively.

            (F) Article 41

            Tenant agrees to accept possession of the Unit A Premises, the Unit B Premises, the Unit C Premises, and the 15th Premises in their "as is" condition on the respective

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commencement dates for each of the Unit A Premises, the Unit B Premises, the
Unit C Premises, and the 15th Premises and that Landlord shall have no obligation to do any work in the Additional Premises, and that Tenant shall perform any work required by it in the Additional Premises, at its sole cost and expense (subject to the provisions of Article Fourth Section l(1) hereof) in accordance with the applicable, provisions of the Lease, as hereby amended.

            (G) Article 42

            "Tenant's Proportionate Tax Share" as set forth in Section 42(A)(iii) of the Lease for the Additional Premises shall be as follows:

                  (1)   The Unit A Premises - 3.698%.

                  (2)   The Unit B Premises -1.416%.

                  (3)   The Unit C Premises - 2.321%.

                  (4)   The 15th Premises - 7.435%.

            (H) Article 43

            "Tenant's Proportionate Operating Share" as set forth in Section 43(A)(6) of the Lease for the Additional Premises shall be as follows:

                                    (1)    The Unit A Premises - 3.698%.

                                    (2)    The Unit B Premises -1.416%.

                                    (3)    The Unit C Premises - 2.321%.

                                    (4)    The 15" Premises - 7.435%.

            (I) Articles 44 and 45

                  (1) With respect only to the 14th Premises, the term "Landlord's Work Contribution" as set forth in Section 44(A)(1) of the Lease shall be $4,923,434.00 and a portion of Landlord's Work Contribution, not to exceed $738,515.10, may be applied toward "soft costs"

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of architect's fees, engineering fees, space planning fees and filing fees and other typical "soft Notwithstanding anything herein to the contrary, Tenant may utilize the entire costs." Landlord's Work Contribution described herein whether or not Landlord has delivered the Unit B Premises and/or the Unit C Premises, and same may be utilized by Tenant entirely with respect to any one of the Unit A Premises, Unit B Premises, or Unit C Premises, or in such proportion over any of the Unit A Premises, Unit B Premises and/or Unit C Premises as Tenant may elect in its sole discretion.

            (2) (i) (i) For purposes hereof, the term "Hazardous Materials" shall mean asbestos and asbestos-containing materials and other materials, which, as of the date hereof with respect to the Unit A Premises and as of the date of each of the Unit B Premises Commencement Date with respect to the Unit B Premises and the Unit C Commencement Date with respect to the Unit C Premises, in accordance with applicable laws and rules of any governmental agencies having jurisdiction, must be removed or otherwise abated. Landlord and Tenant hereby acknowledge that, with respect to the 14 `" Premises, Landlord's Work Contribution includes $51,959.00 with respect to the Unit A Premises, $19,989.00 with respect to the Unit B Premises and $32,614.00 with respect to the Unit C Premises for the removal and/or abatement of Hazardous Materials. After Tenant has completed the removal and/or abatement of Hazardous Materials in the Unit A Premises, Unit B Premises and Unit C Premises, Tenant shall send to Landlord a copy of receipted invoices therefor accompanied by an ACP-5 and other supporting environmental reports required by all laws, rules and regulations of any governmental agency, Building Department, and/or any other entity having jurisdiction with respect thereto evidencing that such Hazardous Materials have been removed and/or abated. Landlord shall cooperate with Tenant, at Tenant's expense, in obtaining such evidence by promptly executing any documents in connection therewith required to be executed by Landlord. In the event that the cost of such removal or abatement of any Hazardous Materials exceeds $51,959.00 with respect to the Unit A Premises, exceeds $19,989.00 with respect to the Unit B Premises or exceeds $32,614.00 with respect to the Unit C Premises, Landlord, within thirty (30) days of receipt of such bill by Landlord and subject to the further provisions of this subparagraph (2), shall pay any such excess amounts to Tenant. In the event Landlord fails to pay any such excess amounts to Tenant within thirty (30) days of Landlord's receipt of such bill, Tenant may offset such excess amounts not paid by Landlord against the fixed rent and additional rent next becoming due under the Lease, as hereby amended. In the event such costs to Tenant are less than $51,959.00 with respect to the Unit A Premises, less than $19,989.00 with respect to the Unit B Premises or less than $32,614.00 with respect to the Unit C Premises, Tenant, within thirty (30) days after receipt of such bill by Landlord and subject to the further provisions of this subparagraph (2), shall pay to Landlord the difference between such amounts and the actual cost to Tenant for such removal or abatement.

                        (ii) In the event that either Landlord or Tenant dispute any amounts due to the other pursuant to subsection (i) above, then either party may request that such dispute be submitted to arbitration. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of New York for the appointment of a single arbitrator.

                        (iii) The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this Agreement or the Lease.

                        (iv) If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within ninety (90) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Agreement or the Lease.

                        (v) All the expenses of the arbitration shall be borne by the parties equally except that each party shall be responsible for the payment of its own legal fees and disbursements and expert witness fees.

                  (3) With respect only to the 15th Premises, the term "Landlord's Work Contribution" as set forth in Section 44(A)(1) of the Lease shall be $4,923,434.00 and a portion of Landlord's Work Contribution, not to exceed $738,515.10, may be applied toward "soft costs" of architect's fees, engineering fees, space planning fees and filing fees and other typical "soft costs". Landlord and Tenant hereby acknowledge that, with respect to the 15t' Premises, Landlord's Work Contribution includes $104,562.00 for the removal and/or abatement of Hazardous Materials. After Tenant has completed the removal and/or abatement of Hazardous Materials in the 15" Premises, Tenant shall send to Landlord a copy of receipted invoices therefor accompanied by an ACP-5 and other supporting environmental reports required by all laws, rules and regulations of any governmental agency, Building Department, and/or any other entity having jurisdiction with respect thereto evidencing that such Hazardous Materials have been removed and/or abated. Landlord shall cooperate with Tenant, at Tenant's expense, in obtaining such evidence by promptly executing any documents in connection therewith required to be executed by Landlord. In the event that the cost of such removal or abatement exceeds $104,562.00, Landlord, within thirty (30) days of receipt of such bill by Landlord and subject to the further provisions of this subparagraph (3), shall pay any such excess amounts to Tenant. In the event that Landlord fails to pay any such excess amounts to Tenant within thirty (30) days of Landlord's receipt of such bill, Tenant may offset such excess amounts not paid by Landlord against the fixed rent and additional rent next becoming due under the Lease, as hereby amended. In the event such costs to Tenant are less than $104,562.00, Tenant, within thirty (30) days after receipt of such bill by Landlord and subject to the further provisions of this subparagraph (3), shall pay to Landlord the difference between such amounts and the actual cost to Tenant for such removal or abatement. In the event that either Landlord or Tenant dispute any such amounts due to the other pursuant to this subparagraph (3), such dispute shall be determined in accordance with the provisions of Article Fourth Section I (2) hereof, with any references to the "Unit A Premises", the "Unit B Premises" or the "Unit C Premises" therein being deemed to refer to the 15th Premises.

                  (4) Subdivisions (a) - (f) of Section 44(A)(2) of the Lease with respect to the Additional Premises shall be deleted therefrom.

                  (5) The last paragraph of Section 45(A) of the Lease is amended for the Additional Premises to change the amount "$100,000" to the amount "$200,000".

            (J) Section 56(J)(2)

            The percentage in Section 56(J)(2) of the Lease with respect to the Additional Premises shall be 14.87%, provided that Tenant does not elect to exercise Tenant's Termination Option (as hereafter defined). In the event Tenant does elect to exercise Tenant's Termination Option then the percentage in
Section 56(J)(2) of the Lease with respect to the Additional Premises shall be 7.435%.

            (K) Section 58(A)(i):

            With respect only to the 15th Premises, within fifteen (15) days from the date that Landlord has given notice to Tenant that broom-clean possession of the 15th Premises is available to Tenant, in addition to any other security being held by Landlord, Tenant shall deliver to Landlord a Letter of Credit in accordance with, and meeting the requirements of, the provisions of
Article 58 of the Lease in the amount of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00) which Letter of Credit will be held by Landlord in accordance with the provisions of Article 58 and as same may be reduced in accordance with the provisions of Article 58 of the Lease.

            (L) Exhibit D

            The amounts "$28.75" and "$31.75" in Exhibit D shall be changed to "$32.00" and "$35.00", respectively, the phrases "the day immediately preceding 5th anniversary of Rent Commencement Date", "5th anniversary of Rent Commencement Date" and "the expiration of initial term" shall be deemed changed to "December 31, 2004", "January 1, 2005" and "December 31, 2009", respectively, and the following shall be added:

            "January 1, 2010 to the expiration of the initial term shall be $38.00 per rentable square foot."

            FIFTH: Provided that no monetary default or no non-monetary material default on the part of Tenant shall have occurred and be continuing on the date Tenant sends "Tenant's Termination Notice" (as hereafter defined), which default is continuing after any required notice and the expiration of any applicable cure period, Tenant shall have the option (hereinafter referred to as "TENANT'S TERMINATION OPTION") to terminate the Lease as to the 15th Premises only, effective upon Landlord's receipt of Tenant's Termination Notice (the date of such receipt of said notice being hereinafter referred to as the "CANCELLATION DATE"), upon the following terms and conditions:

                  (1) If Tenant elects to exercise Tenant's Termination Option, Tenant shall send written notice thereof (hereinafter referred to as "TENANT'S TERMINATION NOTICE") to Landlord by registered or certified mail, return receipt requested, or by nationally recognized overnight courier providing for receipted delivery, on or before December 31, 2000, accompanied by a bank, cashiers' or certified check to the order of Landlord in the amount of $250,000.00 (hereinafter referred to as the "CANCELLATION FEE");

                  (2) In the event Tenant exercises Tenant's Termination Option and pays the Cancellation Fee in the manner and within the time period set forth above, the Lease shall thereupon terminate (as to the 15th Premises only) on the Cancellation Date as though the Cancellation Date was the date initially set forth as the Expiration Date of the Lease with respect to the 15th Premises only and the parties hereto shall have no further obligations to the other under the Lease, as hereby amended, with respect only to the 15th Premises.

                  (3) If Tenant fails to exercise Tenant's Termination Option in the manner (including, without limitation, the payment of the Cancellation Fee) and within the time period set forth above, the Termination Option shall be deemed null and void and Tenant shall have no further option to cancel the Lease as to the 15 `h Premises pursuant to the provisions set forth above.

            SIXTH: The following shall be added to Article 39 of the Lease as Sections 39(H)-(M):

                  (H) Tenant has advised Landlord that it may require one or more back-up generator(s) to provide electricity to certain of Tenant's equipment in the Additional Premises and the Existing Premises in the event of the interruption of electrical service to the Additional Premises and the Existing Premises. Such back-up generator(s) would necessitate the construction, installation, operation, testing, maintenance and use by Tenant of a generator(s), together with a fuel oil storage tank (hereinafter referred to as the "FUEL TANK") and related equipment (including Tenant's transfer switch), mountings, supports and risers (herein collectively referred to as the "GENERATOR(S)"). Subject to the further provisions of this Article 39, upon the request of Tenant, Landlord shall make available to Tenant on the Unit B Commencement Date, at no cost to Tenant, for Tenant's own use (and not for resale or sublicensing purposes) (i) up to 450 square feet of usable space (hereinafter referred to as the "GENERATOR AREA") on the portion of the southwest second (2nd) floor roof set-back.. area of the Building, as designated by Landlord, in its sole discretion (which space designated shall be feasible for such generator(s) installation), the approximate location of which shall be on a portion of the area cross-hatched on the floor plan annexed hereto as Exhibit E-l, for the Generator(s), (ii) up to 200 square feet of usable space or such greater amount as is necessary to hold a 5,000 gallon conventional fuel tank (hereinafter referred to as the "TANK AREA") in the basement of the Building, the approximate location of which is as cross-hatched on the floor plan annexed hereto as Exhibit E-2, for the Fuel Tank used in connection with the Generator(s), and (iii) up to 50 square feet of usable space (hereinafter referred to as the "SWITCH AREA") in the basement of the Building at a location to be determined and mutually agreed upon by Landlord and Tenant for the installation and placement of Tenant's transfer switch used in connection with the Generator(s). The foregoing locations will permit the connection of such Generator(s) to the Additional Premises and the Existing Premises in a reasonable manner. Tenant's use of the Generator Area, the Tank Area and the Switch Area of the Building shall be on an exclusive basis. Notwithstanding anything contained herein to the contrary, within fifteen (15) days after the delivery of the Unit C

            Premises to Tenant, Tenant shall notify Landlord in writing whether Tenant will use each of the Generator Area, the Tank Area and the Switch Area. In the event Tenant fails to so notify Landlord, Tenant's right to use each of the Generator Area, the Tank Area and the Switch Area shall thereafter be on a "first-come, first-served" basis subject to availability. In connection with Tenant's use of each of the Generator Area, the Tank Area and the Switch Area of the Building, Tenant shall have access as reasonably required to each of the Generator Area, the Tank Area and the Switch Area for the construction, installation, maintenance, repair, operation and use of the Generator(s), the Fuel Tank and Tenant's transfer switch. Tenant shall, at its sole cost and expense, be permitted to fence-in or enclose each of the Generator Area, the Tank Area and the Switch Area in a manner reasonably acceptable to Landlord and in compliance with applicable law, but Tenant shall provide Landlord with a key for such enclosure. It is agreed, however, that only Tenant and authorized licensed electrical engineers and electrical contractors approved in advance by Landlord (which approval shall not be unreasonably withheld or delayed), federal, state or local governmental inspectors or persons under their direct supervision will be permitted to have access to each of the Generator Area, the Tank Area and the Switch Area. Tenant further agrees to exercise firm control over the people requiring access to each of the Generator Area, the Tank Area and the Switch Area in order to keep to a minimum the number of people having access to each of the Generator Area, the Tank Area and the Switch Area and the frequency of their visits. Landlord shall, at no cost to Tenant, provide reasonably sufficient space in the shafts of the Building, the approximate location of which shall be reasonably acceptable to Landlord and Tenant, to allow Tenant, at Tenant's sole cost and expense, to run electrical wiring from the Generator(s) to the Additional Premises and to the Existing Premises and from the Building generator described in Paragraph 39G of the Lease to the Generator(s) and to run fuel lines from the Fuel Tank to the Generator(s). The installation of the Generator(s) shall constitute a Tenant's Change and shall be performed at Tenant's sole cost and expense in accordance with, and subject to, the provisions of this lease, including, without limitation, Article 45 hereof, and notwithstanding anything herein or in this lease to the contrary, Tenant's right to install the Generator(s) shall be subject to the prior approval by Landlord of plans and specifications for the Generator(s) and the manner in which same is attached to the Generator Area, which approval shall not be unreasonably withheld, conditioned or delayed. All of the applicable provisions of this lease shall apply to the installation, use, operation and maintenance of the Generator(s), including, without limitation, provisions relating to compliance with laws, insurance, indemnity, hazardous material, repairs and maintenance. The license granted to Tenant in this Article 39 shall not be assignable by Tenant separate and apart from this lease and may not be sublicensed by Tenant. Notwithstanding anything in Article 39 of this lease to the contrary, if Tenant installs the Generator(s), Tenant may disconnect from, at its sole cost and expense, and terminate its use of, the Building generator without further obligation to Landlord with respect thereto.

                  (I) Tenant shall install, maintain, operate, repair and use the Generator(s), all at its sole cost and expense, and in such a manner so as not to cause any unreasonable interference to other tenants, occupants, licensees or Landlord in the Building or damage to or interference with the operation of the Building or any Building systems.

                  (J) Landlord may, at its option, at any time during the term of this lease, after reasonable prior notice to Tenant (except in the event of an emergency when no notice shall be required) relocate the Generator(s) to another area of the .second (2nd) floor roof set-back area designated by Landlord and relocate the Fuel Tank and Tenant's transfer switch to another area of the basement designated by Landlord, provided that such relocation does not cause the back-up electrical service to be interrupted or impaired and such relocation shall be performed at Landlord's sole cost and expense.

                  (K) (1) Landlord shall not have any obligations with respect to the Generator(s) or compliance with any laws or requirements of public authorities relating thereto (including, without limitation, the obtaining of any required permits or licenses, or the maintenance thereof), nor shall Landlord be responsible for any damage that may be caused to Tenant or the Generator(s) by any other tenant or occupant of the Building. Landlord makes no representa-tion with respect to the Generator(s) or its capacity or ability to provide back-up electrical service and Tenant agrees that Landlord shall not be liable to Tenant therefor.

                       (2) Any electrical service required for Tenant's use of
            the Generator(s) shall be paid for by Tenant pursuant to the provisions of Article 39 of this lease.

                       (3) Tenant shall (i) be solely responsible for any
            damage caused to Landlord or any other entity, person or property as a result of the installation, maintenance or use of the Generator(s), (ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any laws and/or requirements of public authorities relating to the installation, maintenance or use of the Generator(s), (iii) promptly comply with all reasonable precautions and safeguards recommended by Landlord's insurance company and all federal, state or municipal governmental authorities or agencies, and (iv), at its sole cost and expense, (x) perform all necessary repairs or replacements to, or maintenance of, the Generator(s), (y) promptly repair any and all damage to each of the Generator Area, the Tank Area and the Switch Area and to any other part of the Building caused by or resulting from the installation, maintenance, repair, operation or removal of the Generator(s) or any portion thereof, and (z) at Tenant's Option, except as otherwise provided in Section (M) below, terminate its use of the Generator(s) and disconnect and remove same.

                  (L) Tenant shall have the right, for the period from the
            Commencement Date through six (6) months after the date Landlord delivers the Generator Area to Tenant, upon prior written notice to Landlord, to connect to the Building generator to allow Tenant to receive up to 350 K.W. of emergency electricity service (in addition to that provided to Tenant under Paragraph 39G of the Lease) from the Building generator at no cost to Tenant, except that Tenant shall be responsible for the cost of connecting to, and disconnecting from (at the end of such period), the Building generator. In the event Tenant does connect to the Building generator as aforesaid, Landlord agrees to, on a monthly basis, exercise the Building generator, check and maintain all fluid and battery levels and maintain a maintenance log of all maintenance performed to the Building generator. Landlord further agrees to maintain a contract with a generator service company to visually inspect and perform preventive maintenance two (2) times per year. Landlord shall, upon two (2) weeks prior written notice by Tenant and at Tenant's sole cost and expense, assist Tenant in scheduling an emergency power test (a/k/a pull the plug test). Such test shall be limited to the period for which Tenant is connected to the Building generator and Landlord shall not be obligated to conduct such test more than two (2) times a year.

                  (M) Tenant acknowledges and agrees that the privileges granted
            Tenant under Sections (H) - (M) shall merely constitute a license and shall not, now or at any time after the installation of the Generator(s), be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof. The license granted to Tenant in Sections (H) - (M) shall automatically terminate and expire upon the expiration or earlier termination of this lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination and Tenant shall, at its sole cost and expense, unless, upon written request given by Tenant at least six (6) months prior to the Expiration Date requesting that the Generator(s) remain on the Generator Area, the Fuel Tank remain on the Tank Area and Tenant's transfer switch remain on the Switch Area, and such request is thereafter consented to by Landlord, remove the Generator(s) from the Generator Area, the Fuel Tank from the Tank Area and Tenant's transfer switch from the Switch Area within three (3) months after the expiration or earlier termination of this lease and repair any damage to each of the Generator Area, the Tank Area, the Switch Area and the Building resulting from such removal so as to place same, as closely as possible, in the same condition as existed prior to the installation of the Generator(s), the Fuel Tank and Tenant's transfer $witch, normal wear and tear excepted. This obligation shall survive the expiration or sooner termination of this lease. The foregoing notwithstanding, upon request by Landlord, Tenant, at Tenant's sole cost and expense, promptly shall execute and deliver to Landlord, in recordable form, any certificate or other document confirming the termination of Tenant's right to use the Generator Area, the Tank Area and the Switch Area.

            SEVENTH: Article 52 of the Lease shall apply to both the Existing Premises and the Additional Premises together. In connection therewith, Landlord and Tenant confirm that any calculation concerning rental terms of all or any portion of the Existing Premises shall be performed using the rental terms of the Existing Premises set forth in this Amendment, and any calculation concerning rental terms of all or any portion of the Additional Premises shall be performed using the rental terms of the Additional Premises set forth in this Agreement.

            Further, the following is added to Article 52 of the Lease as
            Section 52(K):


            "(K) Tenant may sublease (a) the 14th Premises or any part thereof for terms not to exceed the day immediately preceding the third (3`d) anniversary of the Commencement Date provided that there shall not be more than four (4) entities (including Tenant) occupying the 14th Premises, and (b) the 15th Premises or any part thereof for terms not to exceed the day being immediately preceeding the third (3`d) anniversary of the 15th Premises Commencement Date provided there shall not be more than four (4) entities (including Tenant) occupying the 15th Premises, pursuant, and subject, to all the other terms and conditions of this Article 52 (upon notice to Landlord, but without the need for

            Landlord's consent thereto, subject to the other terms and conditions of this Article 52), except that Sections 52(F), 52(G), 52(H) and 52(I) shall not apply with respect to any such sublease."

            EIGHTH: Section 56J(1) of the Lease shall apply to both the Existing Premises and the Additional Premises together. In connection therewith, Section 56(J)(1) of the Lease shall be deleted therefrom and the following shall be substituted in lieu hereof:

            "(1) Landlord shall supply condenser water free of charge during "REGULAR HOURS" (7:00 a.m. - 6:00 p.m.) of "BUSINESS DAYS" (which term is used herein to mean all days except Saturdays, Sundays and days (hereinafter referred to "HOLIDAYS") observed by the Federal or New York State government as legal holidays or the building service employees' union holidays) throughout the year and at the rate of $50.00 per hour during "OVERTIME HOURS" (6:00 p.m. - 7:00 a.m.) for up to 1200 tons to serve the Existing Premises and the Additional Premises together. Landlord shall also make available to Tenant during the term of this lease supplemental condenser water to serve the Existing Premises and the Additional Premises for up to thirty
            (30) tons (i.e., two (2) 15 ton units) during regular hours and overtime hours free of charge on business days and for all hours on holidays. With respect to any condenser water required to supply any air-conditioning which Tenant may be permitted to install in excess of 1230 tons (which excess shall include Tenant's use of condenser; water for ug to an additional 400 tons of capacity necessary for the 15 Premises), Landlord shall make available to Tenant, and Tenant shall pay for, as additional rent, such additional condenser water at the rate of $.072 per ton per hour during regular hours and overtime hours of business days and for all hours on holidays provided, however, that notwithstanding anything in the foregoing to the contrary, there shall be no charge to Tenant for condenser water for up to an additional 400 tons of capacity for the 15t' - Premises during regular hours of business days.

            NINTH: (a) (a) Landlord hereby grants Tenant, at no cost to Tenant, a license during the term of the Lease, as extended by this Agreement, on the terms and conditions contained herein and in the Lease to install and maintain, at Tenant's sole cost and expense, the name of Tenant in the lobby of the Building on the wall in a location mutually satisfactory to Landlord and Tenant (such name of Tenant is hereinafter referred to as the "LOBBY NAME

SIGN") provided that Tenant's name shall be displayed in a similar size to that of the name of the Daily News presently located in the lobby of the Building and shall be made of similar materials and finishes as that of the Daily News' name presently existing in the lobby of the Building. Tenant shall, at Tenant's sole cost and expense, maintain the Lobby Name Sign in good order and condition, reasonable wear and tear excepted. Within thirty (30) days after the Expiration Date or sooner termination of the Lease, Tenant shall remove the Lobby Name Sign and repair any damage to the lobby wall of the Building resulting from such removal.

                  (b) Landlord hereby grants Tenant, at no cost to Tenant, a license, during the term of the Lease, as extended by this Agreement, on the terms and conditions contained herein and in the Lease, to install and maintain, in good order and condition, reasonable wear and tear excepted, at Tenant's sole cost and expense, the following: (i) on an exclusive basis, two (2) structural signs (hereinafter referred to as the "ROOF SIGNS"), on the upper 16" floor roof of the Building which location shall be from the southern most end to the northern most end (between the existing columns) of the Building, facing east and west, the height of such Roof Signs (including the structures supporting same) shall not exceed a height of 32.5 feet as measured from the surface of the upper 16th floor roof, provided that the Roof Signs shall in all events comply with all requirements of Laws (as hereafter defined). Such Roof Signs shall contain the name and/or logo and shall be in the corporate colors of Tenant, or any corporation or entity which is controlled by Tenant ("CONTROL" being defined as ownership of more than fifty(50%) percent of all of the voting stock of a corporation or more than fifty (50%) percent of all the legal and equitable interest in any other entity); (ii) the name of Tenant on the side of the entryway of the Building, the location of which shall be reasonably acceptable to Landlord and Tenant, and (iii) the name of Tenant on Tenant's items of equipment, furniture, installations or personalty on the Roof/Set-Back Area provided that same cannot be observed from the street level (such Roof Signs, the name of Tenant on the side of the entryway of the Building and on the Roof/Set-Back Area are hereinafter collectively referred to as the "OUTDOOR NAME SIGNS"), provided that, except as otherwise expressly provided in this subparagraph (b), the location, size, content, color, materials and finish of the Outdoor Name Signs shall be previously approved by Landlord which approval shall not be unreasonably withheld, delayed or conditioned. Tenant's right to install and maintain the Roof Signs is expressly conditioned on, and subject to, Tenant, or any corporation or entity which is controlled by Tenant, occupying at least 150,000 rentable square feet of office space in the Building for the purpose of conducting its or their own business. In the event that, at any time, Tenant, or any corporation or entity which is controlled by Tenant, is in occupancy of less than 150,000 rentable square feet of office space in the Building, Tenant shall, within three (3) months after such date, at its sole cost and expense, remove the Roof Signs and repair any damage to the Building resulting from such removal. Notwithstanding anything hereinabove to the contrary, Landlord hereby approves, (x) except as to materials and finish, the plan annexed hereto as Exhibit F for the Roof Signs and (y) the right of Tenant to maintain the Outdoor Name Signs that contain the name, logo and corporate colors of Tenant, or any corporation or entity which is controlled by Tenant. Tenant shall, prior to installing such Outdoor Name Signs, at its sole cost and expense, procure and thereafter maintain on a current basis, any governmental permits and licenses from all authorities having jurisdiction, which may be required pursuant to any present or future law, statute, ordinance, rule, regulation, other governmental order or controlling judicial determination of any federal, state, local, municipal or other governmental body, agency or authority having jurisdiction and all departments, commissions, boards and officers thereof (hereinafter referred to as "LAWS"), and shall at all times comply with all requirements of Laws, which shall impose any obligation, order or duty upon Landlord or Tenant with respect to or affecting the Outdoor Name Signs. Landlord shall cooperate with Tenant, at Tenant's sole cost and expense, in obtaining such governmental permits and licenses in connection with the Outdoor Name Signs. Landlord shall have no obligation with respect to the Outdoor Name Signs. Within three (3) months after the Expiration Date or sooner termination of the Lease, Tenant shall, at its sole cost and expense, remove the Outdoor Name Signs and repair any damage to the Building resulting from such removal. The rights granted to Tenant hereunder shall not be sublet or sublicensed by Tenant and may not be assigned except in connection with a permitted assignment of the Lease.

            TENTH: Article 53 of the Lease and Section 56(1) of the Lease are hereby deleted in their entirety.

            ELEVENTH: Landlord acknowledges that Tenant, as part of its work to prepare the 14th Premises for its use, will be tapping into the condenser water outlet on the 14th Premises which is also utilized by the existing tenant of the Unit B Premises and the Unit C Premises. Landlord represents that adequate capacity for condenser water exists for the use of both Tenant and such existing tenant so as to supply condensor water to Tenant in accordance with the provisions of the Lease, as hereby amended. Notwithstanding anything hereinabove or in this Agreement to the contrary, in the event Tenant is unable to tap into the condenser water outlet on the 14th Premises while the existing tenant is utilizing same, Tenant may, at its sole cost and expense, install, operate, maintain and repair an air-cooled system for the period from the date Tenant is unable to tap into the condenser water outlet through six (6) months after the Unit C Premises Commencement Date. Such air-cooled system shall be vented to the outside in a location, and such vent or louver shall be constructed utilizing a material, reasonably acceptable to Landlord. Tenant shall be responsible, at it sole cost and expense, for disconnecting and removing such air-cooled system and any vent or louver and repairing and damages to the Building resulting therefrom.

            TWELFTH: (a) (a) Commencing on April 1, 2000 and continuing thereafter during the term of the Lease, as hereby amended, Landlord, subject to any present or future law or rule of any governmental agency having jurisdiction and all applicable Building codes and rules and except during periods where emergency or repair situations exist, will designate one passenger elevator cab in the high rise elevator bank to service only the 12th, 14th, 15th (upon the 15th Premises Commencement Date and provided Tenant does not exercise Tenant's Termination Option) and 16th floors and the lobby of the Building for the exclusive use of Tenant and its visitors and invitees. Notwithstanding the foregoing, such passenger elevator cab shall not service nor stop on the 15th Premises until the 15th Premises Commencement Date, provided Tenant does not exercise Tenant's Termination Option. All work necessary to reprogram or otherwise prepare such elevator cab for such exclusive use including, without limitation, increasing such use to service the 15th Premises (provided Tenant does not exercise Tenant's Termination Option), shall be performed by Landlord, and Tenant shall reimburse Landlord for the actual, reasonable, out-of-pocket costs incurred by Landlord in connection therewith within thirty (30) days of receipt of a bill thereafter accompanied by reasonable back-up information with respect to such costs. Notwithstanding anything in the foregoing to the contrary, Landlord shall obtain bids for all work necessary to reprogram or otherwise prepare the aforesaid elevator cab for such exclusive use from not less than three (3) elevator maintenance and repair companies of recognized standing in the Borough of Manhattan, one of which may be selected by Tenant. Landlord will allow Tenant to participate in the bidding process and Landlord shall select the lowest qualified bidder to perform the aforesaid work unless Landlord and Tenant otherwise mutually determine to select another bidder. During the term of the Lease, Landlord shall maintain such elevator cab in the same manner as it is obligated to maintain all other passenger elevators in the Building in accordance with the provisions of the Lease, as hereby amended. Nothing herein shall eliminate or reduce Landlord's obligation to maintain such elevator in such good working order throughout the term of the Lease, as hereby extended by this Agreement.

                  (b) As of April 1, 2000, Landlord hereby grants Tenant, at no cost to Tenant, a license for the period from April 1, 2000 and continuing thereafter throughout the term of the Lease, as extended by this Agreement, on the terms and conditions contained herein and in the Lease to install and maintain, at Tenant's sole cost and expense, a sign setting forth that such dedicated passenger elevator is for Tenant's exclusive use. Such sign shall be installed on the wall in the lobby of the Building adjacent to the dedicated passenger elevator provided that the exact location of such sign and the size, materials and finishes used for such sign shall be reasonably satisfactory to Landlord. Tenant shall, at Tenant's sole cost and expense, maintain the sign in good order and condition, reasonable wear and tear excepted. Within thirty (30) days after the Expiration Date or sooner termination of the Lease, Tenant shall remove the sign and repair any damage to the lobby wall of the Building resulting from such removal.

                  (c) Commencing on the Unit C Commencement Date and continuing thereafter during the term of the Lease, as hereby amended, Tenant shall be entitled to utilize, on an exclusive basis and without additional cost except as expressly set forth in this Article Twelfth, the presently decommissioned and out-of-service elevator cab and elevator shaft in the north east quadrant of the Building (hereinafter collectively referred to as the "F-4

ELEVATOR") which presently exists between the 12`h floor and the 15" floor of the Building upon the following terms and conditions:

            (1) Tenant understands that the F-4 Elevator is available for Tenant's use in its present "as is" condition and acknowledges that same is decommissioned and out-of-service and may not presently be used.

            (2) In the event Tenant elects to utilize the F-4 Elevator, Tenant shall, at its sole cost and expense, recommission the F-4 Elevator by making all necessary repairs and improvements thereto, at its sole cost and expense, which repairs and improvements shall be made in accordance with all of the applicable provisions of the Lease, as hereby amended, and in accordance with all laws, rules and regulations of any governmental agency, Building Department, and/or any other entity having jurisdiction with respect thereto. Landlord shall cooperate, at Tenant's expense, by promptly executing any documents in connection therewith required to be executed by Landlord. Prior to commencing any such work or repairs, Tenant shall obtain and thereafter maintain during any period during which it uses or does any work or any renovation with respect to the F-4 Elevator, all permits, licenses or any other required approvals with respect thereto.

            (3) In connection with the renovation, recommissioning and use of the F-4 Elevator, provided Tenant does not exercise Tenant's Termination Option, Tenant shall, upon the 15th Premises Commencement Date, be entitled to extend same so as to run between the 12th floor and the 16th floor of the Building, including, without limitation, cutting any slab between the 15th Premises and the 16th floor of the Building. Any such extension shall be performed at the sole cost and expense of Tenant, and shall thereafter be maintained and repaired at Tenant's sole cost and expense and, in accordance with all applicable laws, rules and regulations of any governmental agency, Building Department, and any other entity having jurisdiction with respect thereto. Tenant shall not be required to restore any slab opening between the 15th Premises and the 16th floor of the Building on the Expiration Date or sooner termination of the Lease. Tenant acknowledges that Landlord has made no representations that the F-4 Elevator may be used for any purpose or that same may be recommissioned and Tenant is not relying on any representation and that the inability of Tenant to use the F-4 Elevator or extend same to the 16th floor shall in no way affect the Lease, as hereby amended, or Tenant's obligations thereunder. Tenant further acknowledges that Landlord shall have no obligations of any kind with respect to the F-4 Elevator and all expenses with respect thereto and all repairs and maintenance thereof shall be at the sole cost and expense of Tenant who shall have sole responsibility therefor.

            THIRTEENTH: In the event the existing tenant of the Unit B Premises and the Unit C Premises or its employees and agents (including its own security guards) impedes Tenant's access by means of ingress and/or egress to each of the Unit A Premises and the Unit B Premises as of the Unit B Premises Commencement Date, Landlord shall, upon Tenant's request, take all action available to Landlord at law or in equity against such existing tenant to prevent such impediment from continuing but in no event shall Landlord be obligated to terminate the lease(s) for such existing tenant.

            FOURTEENTH: Tenant warrants and represents that it has dealt with no brokers other than Insignia/ESG, Inc. ("INSIGNIA") and Newmark & Company Real Estate, Inc. ("NEWMARK") in connection with this Agreement. Tenant agrees to indemnify, defend and hold Landlord harmless, including reasonable attorneys' fees and expenses, against any claims for brokerage commission in connection with this Agreement arising out of any conversations or negotiations had by Tenant with any broker other than Insignia and Newmark. Landlord will pay the leasing commission due to Insignia and Newmark pursuant to a separate agreement or agreements and will indemnify Tenant for all claims of brokers which have dealt with Landlord in connection with this Agreement and not dealt with Tenant.

            FIFTEENTH: All notices to Landlord shall be addressed to Landlord c/o Max Capital Management Corp., 230 Park Avenue, 17`" Floor, New York, New York 10169 with a copy to FischbeinoBadillooWagneroHarding, 909 Third Avenue, New York, New York 10022, Attention: Barry E. Shimkin, Esq.

            SIXTEENTH: In the event Landlord objects to a specific aspect of any plans and specifications submitted by Tenant to Landlord in connection with any Alterations and/or Tenant's Changes (as defined in the Lease), such objection shall be limited to such portion of the plans and specifications specifically objected to by Landlord and those portions of the plans and specifications not specifically objected to by Landlord shall be deemed approved.

            SEVENTEENTH: This Agreement may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been signed by or on behalf of each of the parties hereto, although it shall not be necessary that any single counterpart be signed by or on behalf of both of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument. A faxed signature by or on behalf of any party on any counterpart shall be deemed to be the equivalent of the signature of such party, it being understood that the counterpart containing such existing signature shall be promptly thereafter forwarded to the other party hereto.

            EIGHTEENTH: This Agreement may not be changed, modified or canceled orally. As amended hereby, the Lease is hereby ratified and confirmed in all respects and shall be binding upon the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                450 WESTSIDE PARTNERS, LLC

                                By:  MAX AG 450, LLC

                                    By: MAX CAPITAL MANAGEMENT CORP., a Member

                                         By: /s/illegible
                                            ----------------------------------
                                               Name:
                                               Title:


                                DOUBLECLICK, INC.

                                By:  /s/ Dwight Merriman
                                   -------------------------------------------
                                   Name: Dwight Merriman
                                   Title: Chief Technology Officer